UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (318) 484-7400

CLECO POWER LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-05663	72-0244480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On March 20, 2013, Cleco Power LLC ("Cleco Power"), a wholly owned subsidiary of Cleco Corporation (“Cleco”), entered into a Term Loan Agreement ("Loan Agreement") with JPMorgan Chase Bank, N.A. ("JPMorgan"). According to the Agreement, JPMorgan has committed to provide a $60 million unsecured term loan ("Term Loan") to Cleco Power. The Term Loan is to be funded by April 1, 2013, and has a maturity date of May 29, 2015. Upon Cleco Power's request, each tranche, or borrowing, under the Loan Agreement may be classified as an “ABR Tranche” or “Eurodollar Tranche,” distinguishable by the applicable interest rate.

Each ABR Tranche will bear interest at the “Alternate Base Rate,” plus the “Applicable Margin.”

•
The “Alternate Base Rate” means an annual rate equal to the greatest of (i) the applicable annual rate publicly announced by JPMorgan as its prime commercial lending rate, (ii) the Federal Funds Effective Rate in effect plus 0.5%, and (iii) the Adjusted LIBO Rate (as defined below) plus 1.0%.

•
The “Applicable Margin” for ABR loans is based on Cleco Power’s senior debt ratings as determined by Standard & Poor’s and Moody’s ratings services and ranges from 0.000% (ratings of A- or A3, respectively, or higher) to 0.500% (ratings below BB+ and Ba1, respectively).

Each Eurodollar Tranche will bear interest at the “Adjusted LIBO Rate” plus the “Applicable Margin,” but are subject to alternate rates of interest if the administrative agent or lenders make certain determinations.

•
The “Adjusted LIBO Rate” means an annual rate equal to (i) the LIBO Rate for the applicable period multiplied by (ii) the “Statutory Reserve Rate.” The “LIBO Rate” generally means the rate appearing on the Dow Jones Market Service Page 3750 as the rate for dollar deposits with a maturity comparable to the applicable interest period. The “Statutory Reserve Rate” means a fraction, the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages, if any, established by the Federal Reserve board to which certain member banks are subject for eurocurrency funding.

•
The “Applicable Margin” is based on Cleco Power’s senior debt ratings as determined by Standard & Poor’s and Moody’s ratings services and ranges from 0.650% (ratings of A- or A3, respectively, or higher) to 1.500% (ratings below BB+ and Ba1, respectively).

The Loan Agreement permits Cleco Power to use the proceeds of the Term Loan for general corporate purposes and to pay transaction fees and expenses. Borrowings under the facility may be prepaid at any time and from time to time along with accrued interest.

On March 1, 2013, Cleco Power made a draw on its credit facility to pay its 2007 solid waste disposal facility bonds that had a mandatory tender of March 1, 2013. Cleco Power anticipates using the proceeds of the Term Loan to pay down the draw of its credit facility.

The Loan Agreement contains a number of restrictions on the business of Cleco Power and its subsidiary, including restrictions on its ability to merge, dispose of assets, and create or incur liens on assets. The Loan Agreement also contains affirmative covenants and events of default, as well as a financial covenant under which Cleco Power may not permit its Total Indebtedness to be greater than 65% of its Total Capitalization.

The foregoing summary qualified in its entirety by reference to the complete text of the Loan Agreement, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

10.1	Term Loan Agreement dated as of March 20, 2013, by and among Cleco Power LLC, as borrower, the lenders party hereto, and JPMorgan Chase Bank, N.A., as administrative agent.

EXHIBIT INDEX
Exhibit Number    Exhibit Description

10.1	Term Loan Agreement dated as of March 20, 2013, by and among Cleco Power LLC, as borrower, the lenders party hereto, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO CORPORATION

Date: March 26, 2013	By: /s/ Terry L. Taylor
Terry L. Taylor
Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO POWER LLC

Date: March 26, 2013	By: /s/ Terry L. Taylor
Terry L. Taylor
Controller and Chief Accounting Officer